Exhibit 10.2

Employment Services Agreement

Contents

1	Definitions and interpretation	1
2	Warranties	5
3	Condition precedent	5
4	Commencement	5
5	Position and Duties	5
6	Employer’s directions	6
7	Place of work	7
8	Hours of work	7
9	Remuneration and benefits	7
10	Method and frequency of payment	8
11	Superannuation	8
12	Expenses	8
13	Performance and Remuneration review	9
14	Employer’s Property	9
15	Leave	9
16	Public holidays	10
17	Termination	10
18	Restraint during Employment	12
19	General Restraints	12
20	Confidential Information	14
21	Intellectual Property	15
22	Remedies for breach	16
23	Moral Rights	16
24	Policies	17
25	Privacy	17
26	Application of legislation and industrial instruments	17
27	Severability	17
28	Governing law	17
29	Continuing obligations	18
30	Notices	18
31	Waiver	18
32	Costs and outlays	18
33	Entire understanding	19
34	Acknowledgment	19
35	Counterparts	19
36	Variation	19

i

Employment Services Agreement dated 19 August 2021

Parties	Mawson Infrastructure Group Pty Ltd of Level 5, 97 Pacific Highway, North Sydney NSW 2060 (Employer); and

Hetal Majithia of 5/44 Bayswater Road, Rushcutters Bay NSW 2011

(Employee).

Introduction

A	The Employer is a digital infrastructure provider, with diversified operations across Cryptocurrency Mining and Digital Asset Management. The Employer matches energy infrastructure with next-generation mobile data centre solutions, enabling the proliferation of blockchain technology.

B	The Employer has offered to employ the Employee as Chief Financial Officer.

C	The Employee’s continued employment is conditional on the Employee having the right to live and work in Australia.

D	The Employee has accepted employment in that position on the terms and conditions set out in this Agreement.

It is agreed

1	Definitions and interpretation

1.1	In this Agreement:

(1)	Act means the Fair Work Act 2009 (Cth), and the Fair Work (Transitional Provisions and Consequential Amendments) Act 2009 (Cth), and their regulations, and includes any amendment to, or replacement of, them;

(2)	Agreement means this document, including any schedule or annexure to it;

(3)	Benefits means the benefits described in Item 8(c) of Schedule 1;

(4)	Board means the board of directors of the Employer, as constituted from time to time;

(5)	Business Day means a day that is not a Saturday, Sunday or any other day which is a public holiday or a bank holiday in the place where an act is to be performed or a payment is to be made;

(6)	Capacity means being:

(a)	in partnership or in association with anybody else;

(b)	a principal, agent, consultant, adviser, representative, director, officer or employee (a role similar to that which the Employee performs for the Employer) under this Agreement of anybody else; or

(c)	a trustee of anybody else;

(7)	CEO means the Chief Executive Officer of the Employer;

(8)	Client means any person, firm or organisation that purchases, or has previously purchased products or services of the Employer or a Group Company;

(9)	Commencement Date means the date specified in Item 3 of Schedule 1;

(10)	Competing Business means a business (whether operated as a company, partnership or sole trader) which carries on an activity the same as, similar to, or competitive with, any activity engaged in by the Employer or the Group as a significant part of its business, in which the Employee has been involved at any time during the last 12 months of Employment;

(11)	Confidential Information means information of the Employer and the Group which is of a confidential character. Confidential Information means:

(a)	Information developed or used by the Employer and its Clients (whether or not reduced to written, electronic, magnetic or other tangible form) to which the Employee had access during the course of the Employee’s employment with the Employer and which is proprietary to the Employer and/or its Clients and not disclosed to the public by the Employer and/or its Clients in the ordinary course of its business or which relates to any third party for which the Employer is under an obligation to keep such information confidential, concerning the research, product development, products, operations, marketing and business plans, activities, consultants, licensors, licensees, Clients, or business affairs of the Employer and/or its Clients, or the Employer and/or its Clients' licensees, distributors, business partners or Clients, including, without limitation: (A) all information concerning trade secrets of the Employer and/or its Clients or their affiliates, including data lists, directories, computer programs, system documentation, special hardware, product hardware, related software development, computer systems, source code, object code, manuals, formulae, processes, methods, machines, compositions, ideas, improvements or inventions; (B) all sales and financial information concerning the Employer and/or its Clients; (C) all Client information, Client lists, or Client preferences or requirements; (D) all group strategy, research activities, data, technology, methodologies, techniques, distribution plans, contractual arrangements, profits, sales, price lists, pricing policies, operational methods, technical processes, other business affairs and methods, plans for future developments and other technical and business information relating to the business of the Employer and/or its Clients and their business partners or Clients and all trademarks, domain names, copyrights and patents and applications thereof, all inventions, processes, studies, reports, research records, market surveys and know-how and technical papers; (E) all information in any way concerning the business or affairs of the Employer and/or its Clients or their affiliates, suppliers, business partners or Clients, or otherwise discovered by the Employee during the Employee’s employment with Employer; and (F) any document marked “confidential” or any information which Employee has been advised is confidential or which might reasonably be expected to be regarded as confidential or any information which has been given to the Employer and/or its Clients or any of their affiliates in confidence by Clients, suppliers or other persons.

Confidential Information does not include information that:

(b)	is publicly available at the Commencement Date;

(c)	becomes publicly available during or after the Employment without breach of any obligation of confidence by the Employee;

(d)	was already in the Employee's possession (as evidenced by written records) at the Commencement Date;

(12)	Corporations Act means the Corporations Act 2001 (Cth);

(13)	Duties means the duties and responsibilities set out in Schedule 2 of this Agreement;

(14)	Employment means employment of the Employee by the Employer, on the terms and conditions set out in this Agreement;

(15)	Expense Limits mean the expense limits set out in 0 of Schedule 1;

(16)	Group means the Employer and its Related Bodies Corporate from time to time;

(17)	Group Company means any member of the Group;

(18)	Identified Prospective Clients means organisations, businesses or individuals that have been identified in writing by the Employer as an opportunity for obtaining future business (whether directly or through referral of other business);

(19)	Intellectual Property includes any:

(a)	copyright (as defined in the Copyright Act 1968 (Cth));

(b)	design, patent, trademark, semiconductor, circuit layout or plant breeder rights (whether registered, unregistered or applied for);

(c)	trade, business, company or domain name;

(d)	know-how, inventions, processes (whether in writing or recorded in any form); and

(e)	any other proprietary, licence or personal rights arising from intellectual activity in the business, industrial, scientific or artistic fields;

(20)	June Agreement means the offer of employment agreement between the Employer and Employee dated 4 June 2021;

(21)	LTI means long term incentives as outlined separately in writing from the Employer to the Employee;

(22)	Maximum Contribution Base has the same meaning as that term has in section 15 of the Superannuation Guarantee (Administration) Act 1992 (Cth);

(23)	Moral Right has the same meaning as that term has in Part IX of the Copyright Act 1968 (Cth);

(24)	Notice Period means the notice period specified in Item 7 of Schedule 1;

(25)	Party means either the Employee or the Employer as the context requires;

(26)	Personal Information has the same meaning as that term has in the Privacy Act;

(27)	Position means the position identified in Item 1 of Schedule 1;

(28)	Privacy Act means the Privacy Act 1988 (Cth);

(29)	Property means property of the Employer, and any other Group Company, and includes Confidential Information, Intellectual Property, documents, equipment, software, computer information (wherever it is stored), keys and access cards;

(30)	Related Body Corporate has the meaning given in section 9 of the Corporations Act;

(31)	Remuneration has the meaning given at Item 8 in Schedule 1;

(32)	Restraint Areas has the meaning given at Item 5 of Schedule 1;

(33)	Restraint Periods has the meaning given at Item 6 of Schedule 1;

(34)	Salary means the cash component of the Remuneration;

(35)	STI means short term incentives as outlined separately in writing from the Employer to the Employee; and

(36)	Works means all programs, programming, literary, dramatic, musical and artistic work within the meaning of the Copyright Act 1968 (Cth).

1.2	Interpretation

(1)	Reference to:

(a)	one gender includes the others;

(b)	the singular includes the plural and the plural includes the singular;

(c)	a person includes a body corporate;

(d)	a Party includes the Party’s executors, administrators, successors and permitted assigns;

(e)	a thing includes the whole and each part of it separately;

(f)	a statute, regulation, code or other law or a provision of any of them includes:

(i)	any amendment or replacement of it; and

(ii)	another regulation or other statutory instrument made under it, or made under it as amended or replaced; and

(g)	dollars means Australian dollars unless otherwise stated.

(2)	“Including” and similar expressions are not words of limitation.

(3)	Where a word or expression is given a particular meaning, other parts of speech and grammatical forms of that word or expression have a corresponding meaning.

(4)	Headings and any table of contents or index are for convenience only and do not form part of this Agreement or affect its interpretation.

(5)	A provision of this Agreement must not be construed to the disadvantage of a Party merely because that Party was responsible for the preparation of this Agreement or the inclusion of the provision in this Agreement.

(6)	If an act must be done on a specified day which is not a Business Day, it must be done instead on the next Business Day.

1.3	Parties

(1)	If a Party consists of more than 1 person, this Agreement binds each of them separately and any 2 or more of them jointly.

(2)	An obligation, representation or warranty in favour of more than 1 person is for the benefit of them separately and jointly.

(3)	A Party which is a trustee is bound both personally and in its capacity as a trustee.

2	Warranties

2.1	The Employee warrants that they:

(1)	possesses the experience and academic qualifications to perform their role;

(2)	is an Australian or New Zealand citizen or has the right to reside and work in Australia;

(3)	has disclosed to the Employer all directorships held by the Employee, and has disclosed any interests or obligations that might have the potential to conflict with the Employer’s interests, as listed in Schedule 3; and

(4)	has no interests or obligations that are inconsistent with, or that would prevent, limit or adversely affect the Employee complying with any of the Employee’s obligations under this Agreement.

2.2	The Employee will notify the Employer immediately if any of these circumstances change.

3	Condition precedent

3.1	The following are conditions precedent to this Agreement:

(1)	satisfactory completion of any reference or police record checks.

4	Commencement

4.1	The Employment commences on the Commencement Date.

4.2	The Parties confirm and agree that from the Commencement Date, the June Agreement is automatically terminated and the Parties waive any notice requirements in respect of termination under the June Agreement.

5	Position and Duties

5.1	The Employee is employed by the Employer in the Position.

5.2	The Employee must perform the Duties set out in Schedule 2 of this Agreement.

5.3	The Employee must report to the CEO, or other position as may be nominated by the Employer from time to time.

5.4	In the performance of the Duties, and at all times during the Employment, the Employee must:

(1)	serve the Employer faithfully and diligently;

(2)	act at all times in the Employer’s best interests;

(3)	use the Employee’s best endeavours to protect and promote the reputation and business interests of the Employer and the Group;

(4)	not act in conflict with the interests of the Employer or any Group;

(5)	perform the Duties with all due care and skill, and to the best of the Employee’s knowledge and abilities;

(6)	devote the whole of the Employee’s time, attention and skill during normal business hours, and at other times as reasonably necessary, to the Duties;

(7)	act in a professional and ethical manner;

(8)	obey all reasonable and lawful directions of the Employer;

(9)	act at all times within the levels of authority delegated by the CEO; and

(10)	provide the CEO with information and reports:

(a)	about the affairs of the Employer, as the CEO may request from time to time; and

(b)	generally, so as to keep the CEO fully informed of all material developments in or relevant to the Employer's affairs, within the scope of the Duties.

5.5	The Parties agree that the Employee’s Position, Duties, role and levels of responsibility may be varied from time to time. Irrespective of any such variations, the remaining terms and conditions of this Agreement will continue to apply, unless otherwise agreed in writing.

5.6	If required by the Board, the Employee will perform duties in relation to any Group Company. The Employee acknowledges that this possibility has been taken into account when calculating the Remuneration.

5.7	The Employee will not accept any payment or other benefit as an inducement or reward for any act or omission in connection with any matter or business transacted by or on behalf of the Employer or any Group Company.

5.8	Nothing in clause 5 limits the Employee’s duties of good faith or fidelity to the Employer.

6	Employer’s directions

6.1	Without limiting the directions the Employer may lawfully give the Employee, the Employer may at any time (including during the Notice Period) direct the Employee without loss of Remuneration to:

(1)	not attend the Employer’s premises or premises at which any part of the Employer’s business is conducted;

(2)	not perform all or part of the Duties;

(3)	cease all contact and communication with Clients, Identified Prospective Clients, suppliers, employees or contractors of the Employer or the Group or some of them; and

(4)	not use some or all of the Property.

7	Place of work

7.1	The Employee’s usual place of work is specified at Item 2 of Schedule 1.

7.2	From time to time, in the performance of the Duties, the Employee may be required to:

(1)	work from other locations; and

(2)	travel within Australia and overseas.

8	Hours of work

8.1	The Employee is employed by the Employer on a full-time basis.

8.2	The Employer’s standard business hours are 8:30 a.m. to 5:00 p.m. on each Business Day (Ordinary Hours). The Employee is required to perform the Duties during the Employer’s standard business hours, and at such other times as may be reasonably required for the operational requirements of the Employer’s business.

8.3	From time to time, it will be necessary for the Employee to perform the Duties outside the Ordinary Hours, including evenings, weekends, during leave and on public holidays. The Employee agrees that this is a reasonable requirement, in light of the Employer’s operational requirements, the nature of the Employee’s Position, Duties, and Remuneration, and the Employee’s personal circumstances.

8.4	The Employee is not entitled to any additional payment for work performed outside the Ordinary Hours. The Employee acknowledges that the Remuneration has been set at a level that takes into account the Employee’s normal Duties and any reasonable additional hours the Employee may be required to work.

8.5	The Employee’s ordinary hours of work are 38 hours per week plus reasonable additional hours, which would normally be worked during the Employer’s Ordinary Hours.

8.6	The Employee acknowledges that:

(1)	the Employee may be required to work on evenings, weekends and during leave and public holidays. The Employer reserves the right to vary normal hours of duty and the days and times at which the Ordinary Hours are to be performed from time to time;

(2)	the Employee may from time to time be required to work reasonable additional hours; and

(3)	these working arrangements are reasonable, in light of the Employer’s operational requirements, the nature of the Employee’s Position, Duties, and Remuneration, and the Employee’s personal circumstances.

8.7	The Remuneration has been set at a level that takes into account the Duties, the Ordinary Hours and any reasonable additional hours the Employee may be required to work to perform the Duties. The Employee is not entitled to any additional benefits, monetary or otherwise, above the Remuneration, for any hours the Employee works in addition to the Ordinary Hours in accordance with clause 8.6.

9	Remuneration and benefits

9.1	In consideration for the Employee carrying out the Duties and fulfilling their Employment obligations, the Employer must pay or provide the Employee the Remuneration set out in Item 8 of Schedule 1.

9.2	Unless expressly provided otherwise, all payments made under this Agreement are subject to deduction or withholding by the Employer of any amounts required by law.

9.3	The Remuneration includes all amounts due to the Employee under any industrial award, agreement, contract, the Act or other law. The Remuneration for any pay period can be set off against and expressly applied in compensation of any award entitlements (including allowances, overtime, penalty rates and annual leave loading) and any other legal entitlements for work performed by the Employee during that period.

9.4	Incentive payment

In addition to the Remuneration, subject to meeting the terms of the STIs and LTIs, the Employee will be paid STIs and LTIs.

9.5	Insurance

The Employer will take out and maintain a policy of insurance with a reputable insurance company, for the term of this Agreement and for a period of 7 years after its termination, in respect of liability incurred by the Employee in his capacity as a director and officer of the Employer, to the extent permitted by law, and provided insurance is available on reasonable commercial terms.

10	Method and frequency of payment

10.1	The Employer must pay the Salary monthly on or about the 15th day of the month, half in arrears, half in advance, by electronic transfer into an account nominated by the Employee.

11	Superannuation

11.1	The Employer must make superannuation contributions on the Employee’s behalf:

(1)	at the minimum level required to avoid the imposition of a superannuation guarantee charge under Federal superannuation legislation, up to the Maximum Contribution Base; and

(2)	to an eligible choice fund as nominated by the Employee, in accordance with Federal superannuation legislation.

11.2	On or about the Commencement Date, the Employer must provide the Employee with a superannuation choice election form and information about the Employer’s default fund. If the Employee does not nominate a complying fund prior to processing of the Employee’s first pay, the contributions will be paid to the Employer’s default fund.

12	Expenses

12.1	The Employer must pay all reasonable expenses incurred by the Employee in performing the Duties, provided the Employee:

(1)	provides the Employer with acceptable documentation for the expenses incurred;

(2)	complies with any applicable expenses policy in force from time to time; and

(3)	if the expense exceeds the Expense Limits, obtains the CEO’s written approval before incurring the expense.

13	Performance and Remuneration review

13.1	The Employer may review the Employee’s performance every 12 months, or at such other times as the Board consider appropriate.

13.2	The Employer may review the Remuneration every 12 months, however this does not necessarily mean it will be increased.

13.3	In reviewing the Employee’s performance and Remuneration, the Employer may take into account all circumstances it considers relevant, including any change to the Duties, the performance of the Employer, the Employer’s business requirements, and the prevailing economic conditions.

14	Employer’s Property

14.1	The Employee must return any Property which is in the Employee’s possession, power or control, immediately on request by the Employer or immediately on termination of the Employment, whichever occurs first.

14.2	If any of the Property is in the form of videotape, computer information, software or similar media, the Employer may require the Employee to delete or erase this information so that it cannot be retrieved, and verify this to the Employer’s satisfaction.

14.3	The Employee must:

(1)	take all reasonable care when using the Property and immediately report to the Employer any damage, defect or fault in the Property; and

(2)	take all reasonable steps to ensure the security of, and protect all Property, including Confidential Information and Intellectual Property, which is in the Employee’s possession, power or control.

15	Leave

15.1	The Employee is entitled to annual leave, personal / carer’s leave, compassionate leave and parental leave, in accordance with the Act. The following subclauses contain a summary of those entitlements, and are to be read subject to those statutory provisions.

15.2	The Employee is entitled to accrue 4 weeks paid annual leave for each year of service. Annual leave is to be taken at times agreed with the CEO. If the Parties cannot agree, the Employer may direct the Employee to take leave, in accordance with the Act.

15.3	On termination of the Employment, the Employee will be paid any accrued but untaken annual leave.

15.4	The Employee is entitled to accrue 10 days paid personal / carer’s leave for each year of service, to be used either for personal illness or injury, or to care for members of the Employee’s immediate family or household who require care or support due to illness, injury or unexpected emergency.

15.5	The Employee must notify the Head of HR as soon as practicable of any absence for personal / carer’s leave, and the expected duration of the absence.

15.6	The Employer may require the Employee to provide satisfactory evidence of the illness or injury, if the Employee is absent from work for more than four days.

15.7	The Employee is entitled to long service leave in accordance with the long service leave legislation applicable in New South Wales.

15.8	While on leave, the Employee must not engage in any conduct that is inconsistent with this Agreement, or the Employee’s obligations to the Employer.

16	Public holidays

16.1	Subject to clause 16.2, the Employee is entitled to state and national public holidays applicable in New South Wales, and any applicable regional public holidays in New South Wales, without loss of pay.

16.2	The Employee may be required to work on certain public holidays to fulfil the requirements of the Position, unless the Employee has reasonable grounds for not doing so.

17	Termination

17.1	Termination by notice

(1)	The Employer or the Employee may terminate the Employment by providing the other Party with prior written notice of termination, equal to the Notice Period.

(2)	The notice of termination must state the day on which the Employment will terminate.

(3)	In the event that the Employee provides a longer Notice Period than as required by the Agreement, the Employer has the right not to accept the longer Notice Period than proposed.

(4)	During the Notice Period, the Employer may:

(a)	require the Employee to work for part or all of the Notice Period; or

(b)	pay the Employee an amount in lieu of any unworked portion of the Notice Period, based on the Employee’s Remuneration for that period.

(5)	For all or part of the Notice Period, the Employer may require the Employee to:

(a)	not attend work but remain available to attend work and perform any Duties required by the Employer;

(b)	perform duties other than the Duties, including less senior or significant duties; or

(c)	do any combination of clauses 17.1(5)(a) or 17.1(5)(b).

The Employee agrees that this will not constitute a repudiation of this Agreement. The Employee will continue to receive the Remuneration during this period.

17.2	Summary termination

(1)	The Employer may terminate the Employment without prior notice if the Employee:

(a)	engages in any act or omission constituting serious or persistent misconduct (including dishonesty, theft, fraud or assault);

(b)	breaches any of clauses 2, 5.4, 18, 20, 21, 24, or 25;

(c)	misuses the Intellectual Property of the Employer or any Group Company;

(d)	commits a serious or persistent breach of any other clause of this Agreement;

(e)	is either repeatedly absent from work, or absent from work for a period of five consecutive days, without proper explanation by the Employee or the consent of the Employer (which consent will not be unreasonably withheld);

(f)	is guilty of material breach of faith, material neglect or default, wilful disregard of directions or gross incompetence in the performance of the Duties;

(g)	refuses to obey or comply with a lawful direction of the Employer;

(h)	acts in a manner which in the Employer’s reasonable opinion may tend to injure the reputation or interests of the Employer the Group or any Group Company

(i)	is precluded from taking part in the management of a corporation under the provisions of Part 2D of the Corporations Act;

(j)	is found to have materially breached the Employer’s discrimination and sexual harassment policy;

(k)	is intoxicated or under the influence of illegal drugs or drugs which have not been prescribed for the Employee, while at work;

(l)	is charged with any criminal or indictable offence which in the Employer’s reasonable opinion may bring the Employee or the Employer, the Group or any Group Company into disrepute; or

(m)	commits any other act or omission justifying summary dismissal at common law.

(2)	If the Employment is terminated under clause 17.2, the Employee is not entitled to receive any payment in lieu of notice or compensation.

17.3	Resignation from office

(1)	On termination of the Employment, or at the request of the Employer, the Employee must resign from any office held by the Employee in the Employer or a Group Company.

(2)	The Employee is not entitled to compensation for resigning from office.

If the Employee fails to resign from office, the Employer is authorised to appoint another person in the name of the Employee and on their behalf, to execute all documents and to do all things required to give this effect.

17.4	Representations after termination

After termination of the Employment, the Employee must not represent themselves as being in any way connected with or interested in the Employer’s business.

17.5	Redundancy

The Employee may be entitled to redundancy payments in accordance with the Act.

17.6	Severance payments

The Employee is entitled to six months Base Salary severance payment in the event their employment is terminated due to redundancy. The Employee agrees that any severance payment paid to the Employee, whether a payment in lieu of notice of termination or a redundancy payment, is in satisfaction of (either wholly or in part), and may be off-set against, any legislative severance entitlement the Employee might have, to pay in lieu of notice of termination or redundancy pay.

17.1	Compliance with Corporations Act

(1)	The Employer is not required to pay or provide (or procure the payment or provision of) any money or benefits to the Employee which would require shareholder approval under the Corporations Act or which would cause the Employer to infringe the NASDAQ Listing Rules.

(2)	Where clause 17.1(1) applies:

(a)	any payments or benefits to be provided to the Employee under this Agreement must be reduced to a level which does not require shareholder approval and which does not infringe the NASDAQ Listing Rules;

(b)	if the Employer overpays the Employee, the Employee must on receiving written notice from the Employer, immediately repay any money or benefits specified in such notice.

18	Restraint during Employment

18.1	During the Employment, the Employee must not, without the Employer’s prior written consent:

(1)	act as an officer or employee of, or as a consultant or adviser to any other corporation, firm, organisation or person (whether paid or unpaid);

(2)	take up any other appointment or position with any other corporation, firm, or organisation (whether paid or unpaid); or

(3)	hold any shares or securities which create or may create a conflict between the Employer’s and the Employee’s interests.

18.2	The Employee agrees that this is a reasonable requirement to protect the legitimate interests of the Employer and the Group.

19	General Restraints

19.1	The Employee acknowledges that:

(1)	in the course of the Employment, the Employee will have:

(a)	a high level of access to Confidential Information;

(b)	knowledge of, and influence over, Clients because of the personal relationships formed with Clients and their representatives;

(c)	a position of leadership enabling the Employee to have a degree of influence over the Employer’s employees; and

(2)	as a consequence, it is necessary and reasonable for the Employer to protect the Employer’s Confidential Information, staff and Client connections, goodwill, and business.

19.2	During or after termination of the Employment, the Employee must not, without the Employer’s prior written consent:

(1)	for the Restraint Periods immediately following the termination of the Employment; and

(2)	in the case of clause 19.2(3), within the Restraint Areas;

either directly or indirectly do or engage in any of the following:

(3)	alone or jointly with or on behalf of anybody else in any Capacity carry on, operate or be engaged, interested or employed in a Competing Business, directly or indirectly assist any person to, or procure any person to, do any of the acts or anything else contemplated by this clause.

19.3	During or after termination of the Employment, the Employee must not, without the Employer’s prior written consent, for the Restraint Periods immediately following the termination of the Employment:

(1)	interfere with, disrupt or attempt to disrupt, the relationship, contractual or otherwise, between the Employer and any of:

(a)	the Clients in respect of whom the Employee has carried out work or had a business relationship at any time during the last six months of the Employment;

(b)	the Identified Prospective Clients with whom the Employee has been involved in developing a business relationship for the Employer’s benefit, at any time during the last six months of the Employment;

(c)	the suppliers with whom the Employee has had dealings or had a business relationship at any time during the last six months of the Employment;

(d)	agents, with whom the Employee has worked or has had a business relationship at any time during the last six months of the Employment, to leave the Employer’s employment or agency or to cease providing services to the Employer; or

(e)	employees of the Company of Group Company that the Employee has worked or has had a business relationship at any time during the last 12 months of the Employment,

(2)	directly or indirectly assist any person to, or procure any person to, do any of the acts or anything else contemplated by clause 19.3.

19.4	This clause does not prevent the Employee from:

(1)	owning marketable securities of a corporation or trust which is listed on a recognised stock exchange in Australia or elsewhere, provided that the Employee holds no more than 5% of the total marketable securities of the corporation or trust;

(2)	continuing any interest which the Employee had at the time of this Agreement, and which was listed in Schedule 3.

19.5	The Employee agrees that:

(1)	the restraints set out above will apply as if they consisted of several separate, independent and cumulative covenants and restraints consisting of:

(a)	each of clauses 19.3, 19.3(1)(d) and 19.3(2) combined with each separate Restraint Period; and

(b)	clause 19.2(3) combined with each separate Restraint Period and of each such separate combination combined with each separate Restraint Area;

(2)	if any separate covenant and restraint referred to in clause19.3 is unenforceable, illegal or void, that covenant and restraint is severed and the other covenants and restraints remain in force;

(3)	each of these separate provisions is a fair and reasonable restraint of trade, that goes no further than reasonably necessary to protect the Employer’s Confidential Information, staff and Client connections, goodwill, and business;

(4)	substantial and valuable consideration has been received for each separate covenant and restraint in this clause directly and indirectly by the Employee, including the Employment and the Remuneration; and

(5)	any combination of the acts referred to above for each separate Restraint Period and, if applicable, Restraint Area would be unfair and calculated to damage the Employer’s Confidential Information, connections with its staff and Clients, goodwill, and business, and would lead to substantial loss to the Employer.

19.6	This clause continues to apply after this Agreement comes to an end.

19.7	In clause 19.5, a reference to “the Employer” includes the Employer, and any other Group Companies in respect of whose business the Employee has been actively engaged in the course of the Employment. Any promise, warranty or covenant made by the Employee under clause 19.5 in favour of persons not a party to this Agreement is intended to be, and is, directly enforceable by each of those persons, and this Agreement operates as a deed poll in favour of those persons.

20	Confidential Information

20.1	The Employee acknowledges that the Confidential Information remains at all times the Property of the Employer the Group or both.

20.2	The Employee must:

(1)	take all steps necessary to maintain the strict confidentiality of Confidential Information;

(2)	ensure that proper and secure storage is provided for Confidential Information while in the possession or under the control of the Employee;

(3)	take all precautions necessary to prevent disclosure of Confidential Information;

(4)	not use or attempt to use Confidential Information in any manner which may injure or cause loss, either directly or indirectly, to the Employer or any other Group Company, or which may be likely to do so;

(5)	not disclose Confidential Information to any person other than:

(a)	as directed by the Employer;

(b)	where required for the performance of the Duties;

(c)	to the Employee’s legal and financial advisers; or

(d)	if compelled by law to disclose the Confidential Information;

(6)	use Confidential Information solely in accordance with this Agreement; and

(7)	keep confidential the fact that Confidential Information has been provided to the Employee and other employees, servants and/or agents of the Employer.

20.3	When the Employee discloses Confidential Information as permitted by clause 20.2(5)(c) and 20.2(5)(d), the Employee must ensure that whoever it is disclosed to is made aware of its confidential nature, and of the Employee’s obligations under clause 20. The Employee will use their best endeavours to ensure that those persons comply with the obligations of clause 20 as if the obligations were expressed to apply to them.

20.4	If the Employee is obliged by law to disclose any Confidential Information (or anticipates that they may be so obliged), the Employee must immediately notify the Employer of the actual or anticipated requirement and use all lawful means to delay and withhold disclosure until the Employer has had a reasonable opportunity to oppose disclosure by lawful means.

20.5	The Employee's obligations under this clause apply during the Employment and after its termination.

21	Intellectual Property

21.1	The Employee warrants that the Employee does not have any right or interest in respect of any Intellectual Property owned, used or capable of being used by the Employer.

21.2	The Employer owns all Intellectual Property that the Employee develops or conceives in the course of or arising out of the Employment, whether alone or in conjunction with someone else, and whether during or outside working hours:

(1)	using the Employer’s or any of the Clients’ premises, resources or facilities;

(2)	in the course of, as a consequence of or in relation to the performance of the Duties;

(3)	directly or indirectly as a result of the Employee’s or anybody else’s access to the Confidential Information or other Intellectual Property of the Employer, or Clients’ confidential information or Intellectual Property;

(4)	in respect of or associated with any of the Employer’s products or services and any alterations or additions or methods of making, using, marketing, selling or providing these products or services; or

(5)	relating to other Intellectual Property.

21.3	To the extent that the Employee has any right or interest in Intellectual Property which is owned, used or capable of being used by the Employer, the Employee assigns that Intellectual Property to the Employer.

21.4	The Employee will immediately disclose in writing to the Employer:

(1)	any matter which may come to the Employee’s attention during the Employment, which may be of interest, importance or use to the Employer;

(2)	any proposal for improvements which may be of service for the furtherance of the Employer’s business; and

(3)	Intellectual Property made or conceived of during the course of performing the Duties.

21.5	The Employee will do anything necessary, including executing any documents such as an assignment, for the purpose of effecting, perfecting and protecting the Employer’s title or that of the Employer’s nominee to the Intellectual Property, in Australia or such other countries as the Employer requires.

21.6	The Employee may not make use of or reproduce any Intellectual Property owned by the Employer without prior written approval, other than in the ordinary course of the Employment.

21.7	In clause 21, a reference to “the Employer” includes the Employer, and any other Group Companies in respect of whose business the Employee has been actively engaged in the course of the Employment. Any promise, warranty or covenant made by the Employee under clause 21 in favour of persons not a party to this Agreement is intended to be, and is, directly enforceable by each of those persons, and this Agreement operates as a deed poll in favour of those persons.

21.8	The Employee's obligations under this clause apply during the Employment and after its termination.

22	Remedies for breach

22.1	The Employee acknowledges that:

(1)	a breach of any of clauses 18, 19, 20 or 21 would be harmful to the Employer’s business interests;

(2)	monetary damages alone would not be a sufficient remedy for a breach of any of these clauses; and

(3)	in addition to any other remedy which may be available in law or equity, the Employer or any other aggrieved party is entitled to interim, interlocutory and permanent injunctions or any of them to prevent breach of these clauses and to compel specific performance of them.

23	Moral Rights

23.1	The Employee consents to the doing of any acts or making of any omissions by the Employer or its employees, servants, agents, licensees and assigns that infringe the Employee’s Moral Rights in any Works made by the Employee in the course of the Employment, including:

(1)	not naming the Employee as the author of a Work;

(2)	naming another person as the author of a Work; or

(3)	amending or modifying (whether by changing, adding to or deleting/removing) any part of a Work;

whether those acts or omissions occur before, on or after the date of this Agreement.

23.2	The Employee acknowledges that this consent is genuinely given without duress of any kind and that the Employee has been given the opportunity to seek legal advice on the effect of giving this consent.

23.3	Clause 23 continues to apply after this Agreement comes to an end.

24	Policies

24.1	The Employee agrees to comply with the Employer’s policies and procedures, as amended or introduced from time to time.

24.2	The Employee agrees to model appropriate behaviours to promote and ensure compliance with the Employer’s policies.

24.3	To the extent that the contents of policies or procedures refer to obligations on the Employer, the Employee agrees that they are guides only and are not contractual terms, conditions or representations on which the Employee relies.

24.4	If the Employer’s policies and procedures are inconsistent with the terms of this Agreement, the terms of this Agreement will prevail (except where the policy is consistent with applicable legislation that may not be varied or contracted out of).

25	Privacy

25.1	If the Employee deals with Personal Information, the Employee must comply with the requirements of:

(1)	the Privacy Act;

(2)	any applicable State legislation regarding privacy; and

(3)	any applicable policies of the Employer.

25.2	The Employee acknowledges that as a result of and during the course of the Employment, the Employer will obtain Personal Information (including health, medical and other sensitive information) about the Employee.

25.3	The Employee consents to the Employer:

(1)	obtaining this Personal Information; and

(2)	disclosing this Personal Information to other parties for the purposes of conducting the Employer’s business, and as otherwise outlined in the Employer’s privacy policies.

26	Application of legislation and industrial instruments

26.1	Any legislation or relevant industrial instrument applies to the Employment as a matter of law, and does not form part of this Agreement.

26.2	This Agreement does not in any way expressly or impliedly limit the obligations of the Employee under applicable legislation, including the Corporations.

27	Severability

27.1	If any provision of this Agreement is unenforceable, illegal or void, that provision is severed and the other provisions of this Agreement remain in force.

28	Governing law

28.1	This Agreement is governed by the laws in force in New South Wales.

28.2	The Parties submit to the exclusive jurisdiction of the courts of New South Wales or any competent Federal court exercising jurisdiction in New South Wales. The dispute must be determined in accordance with the law and practice applicable in the court.

28.3	This Agreement is governed by the laws in force in New South Wales.

28.4	The parties submit to the non-exclusive jurisdiction of the courts of New South Wales and of the Commonwealth of Australia.

29	Continuing obligations

29.1	Any provision of this Agreement remaining to be performed or observed by the Employee or having effect after the termination of this Agreement for whatever reason remains in full force and effect and is binding on the Employee.

30	Notices

30.1	A notice or other communication connected with this Agreement (Notice) has no legal effect unless it is in writing.

30.2	In addition to any other method of service provided by law, the Notice may be sent by prepaid post to, or delivered at, the address of the Party set out in Item 9 of Schedule 1, or to an address subsequently notified to the other Party in writing.

30.3	If the Notice is sent or delivered in a manner provided by clause 30.2, it must be treated as given to and received by the Party to which it is addressed:

(1)	if sent by post, on the 2nd Business Day (at the address to which it is posted) after posting; and

(2)	if delivered before 5pm on a Business Day at the place of delivery, upon delivery, and otherwise on the next Business Day at the place of delivery.

30.4	A Notice by a Party may be given and signed by its solicitor.

31	Waiver

31.1	A Party’s failure or delay to exercise a power or right does not operate as a waiver of that power or right.

31.2	The exercise of a power or right does not preclude either its exercise in the future or the exercise of any other power or right.

31.3	A waiver is not effective unless it is in writing.

31.4	Waiver of a power or right is effective only in respect of the specific instance to which it relates and for the specific purpose for which it is given.

32	Costs and outlays

32.1	Each Party must pay its own costs and outlays connected with the negotiation, preparation and execution of this Agreement.

33	Entire understanding

33.1	This Agreement:

(1)	contains the entire agreement and understanding between the Parties on everything connected with the subject matter of this Agreement; and

(2)	supersedes any prior agreement or understanding on anything connected with that subject matter.

33.2	Each Party has entered into this Agreement without relying on any representation by any other Party or person purporting to represent that Party.

34	Acknowledgment

34.1	The Employee acknowledges that the Employee has entered into this Agreement without duress, and after having had the opportunity to take independent expert advice on its terms and their effect.

35	Counterparts

35.1	This Agreement may be executed in counterparts.

36	Variation

36.1	Subject to clause 5.5, an amendment or variation to this Agreement is not effective unless it is in writing and signed by both Parties.

Schedule 1

Item 1	Position

Chief Financial Officer

Item 2	Place of work

The place of business of the Employer being Level 5, 97 Pacific Highway, North Sydney, NSW 2060

Item 3	Commencement Date

19 August 2021

Item 4	Expense Limits

$1,000 in any month.

Item 5	Restraint Areas

(a)	Sydney;

(b)	New South Wales

(c)	Australia;

(d)	Australia and the United States of America.

Item 6	Restraint Periods

(a)	six months;

(b)	three months;

(c)	one month;

Item 7	Notice Period

Three months

Item 8	Remuneration

The remuneration is $210,000 per annum, comprising

(a)	Base Salary of $210,000 per annum;

(b)	superannuation contributions made on the Employee’s behalf, calculated in accordance with clause 11;

(c)	plus the Benefits, which comprise the STIs and LTIs, subject to meeting the terms of the STIs and LTIs.

Item 9	Notices

The address and email of each Party is:

The Employer

Address:	Attention: The General Counsel

Level 5, 97 Pacific Highway

NORTH SYDNEY NSW 2060

Email:	legal@mawsoninc.com

The Employee

Address:	5/44 Bayswater Road, Rushcutters Bay NSW 2011

Email:	hetal.majithia@hotmail.co.uk

Schedule 2 - Employee’s Duties

The Employee’s duties and responsibilities will include (but not limited to the following):

●	Develop financial and tax strategies and manage the capital and budget process;

●	Oversee and manage the timely filings of financial reports to relevant regulatory authorities (in Australia, the US and any other applicable jurisdiction);

●	Engage with investors on financial and operational performance;

●	Oversee the financial operations of subsidiary companies and foreign operations;

●	Oversee and manage the Group’s compliance with the Sarbanes Oxley regime;

●	Report risk issues to the audit and risk committee and to the board of the Employer;

●	Any relevant duties and responsibilities generally required of a Chief Financial Officer, given the size and nature of the Employer.

Schedule 3
List of directorships and other interests

None

Executed as an agreement:

/s/ Hetal Majithia
Signature of Employee

August 19, 2021
Date

/s/ James Manning
Authorised Representative of the Employer

James Manning
Print name

August 19, 2021
Date